GOULD INVESTMENT PARTNERS LLC
               CODE OF ETHICS AND TRADING POLICIES AND PROCEDURES
      (ADOPTED UNDER THE INVESTMENT COMPANY AND INVESTMENT ADVISERS ACTS)

Gould Investment Partners LLC ("GIP" or the "Firm") has established this Code of Ethics and related Trading Policies and Procedures ("Code"), to formalize standards for personal and professional conduct while also satisfying the requirements of federal law and regulations applicable to GIP's business as an investment adviser.

A. APPLICATION.
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     1. This Code applies to all persons who are (i) officers, and/or (ii)
employees of GIP, whether or not they are also members of GIP. Such persons are sometimes referred to herein as "Access Persons."

     2. With respect to GIP's board of directors, any director who is also an employee and/or officer of GIP shall be deemed to be an Access Person, while any director who is not so associated with GIP shall be excluded from the operation of this Code (except as specifically provided herein).

B.  STATEMENT OF PRINCIPLES.
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     1. GIP is a fiduciary and has a duty to act solely for the benefit of its clients.  All GIP employees must:

          (a)  Place the interests of the Firm's clients above their own

          (b) Avoid creating situations where the interests of the individual conflict (or even appear to conflict with), the interests of the Firm's clients

          (c) Resolve all questions or issues in a way that works to the benefit of (or at the very least does not disadvantage) the Firm's clients

     2. All GIP employees are required to:

          (a)  Adhere to the terms and provisions of this Code of Ethics

          (b) Comply with applicable laws and regulations, particularly those that apply to the activities of registered investment advisors and investment companies

          (c) Be alert to and promptly report any violation of this Code or applicable law or regulation by another GIP employee or agent

C. SPECIFIC PROHIBITIONS AND RESTRICTIONS
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     1. Prohibition Against Insider Trading.
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          (a)  No employees may trade, either personally or on behalf of others, while in possession of material, nonpublic information; nor may any employee communicate material, nonpublic information to others in violation of the law or this Code.

          (b) For purposes of this Code, "material, non-public information" includes but is not limited to information pertaining to trades placed or communicated for purposes of placement and execution by or for sub-advisers to the Funds that are clients of GIP. Employees should refer to Appendix A for additional information on what constitutes "material, nonpublic information."

     2. Prohibition Against Inappropriate Gifts and Entertainment.
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          (a)  No GIP employee shall, directly or indirectly, accept any gift of more than de minimis value from any person or entity that does
                         ----------
               business with or on behalf of a client or any entity that provides a service to GIP. Gifts of an extraordinary or extravagant nature are to be declined or returned. Gifts of nominal value, or those that are customary in the industry, may be retained, provided that the employee in question submits a "Gift Receipt Form."

          (b)  No GIP employee may, directly or indirectly, provide gifts or entertainment of more than de minimis value to existing clients,
                                          ----------
               prospective clients, or any entity that does business with or on behalf of a client or any entity that provides a service to GIP. Appropriate gifts of no more than nominal value may be given to any person. Client-focused entertainment may be provided by GIP employees, subject to all limits and/or policies established by GIP from time and time.

     3.  Prohibition Against Disruptive, Manipulative or Sharp Conduct.
         --------------------------------------------------------------

          (a) Firm employees are prohibited from engaging, directly or indirectly, in any trading activity or pattern of trading activity involving mutual funds advised or sub-advised by the Firm that acts as a fraudulent or disruptive device with respect to said fund (or funds), including without limitation market timing and/or price arbitrage transactions;

          (b) Firm employees are prohibited from engaging, directly or indirectly, in any trading activity or pattern of trading activity, that is intended to cause one client account to be favored over another client account in order to gain, whether for himself or the Firm, a financial or remunerative benefit from the favored account; and

          (c) Firm employees are prohibited from engaging in any practice or course of behavior that operates, by intention or design, to the detriment or disadvantage of a client account (including a fund).

     4.  Prohibition Against Disclosure or Personal Use of Information.
         --------------------------------------------------------------
          (a) All information obtained by any GIP employee regarding any aspect of the client relationship shall be kept in strict confidence, unless such disclosure is consented to by the client.

          (b) No GIP employee may disclose, share or otherwise disseminate information outside of the Firm about any client's or client account's, holdings, characteristics or performance, unless the information either (i) is being provided to a person or entity that rates, ranks or otherwise analyzes companies (including funds) that are in the same business as the client, or (ii) has been approved for disclosure, dissemination, etc., by the President of GIP.

          (c) The prohibition and related restrictions contained in this section are not applicable to a GIP employee's disclosure of client information to (i) lawful representatives of the client; or (ii) the Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

     5.  Restrictions relating to the Acquisition of Securities
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          (a)  Access Persons and members of their Immediate Family (as defined herein), are not permitted to acquire publicly-traded securities (other than open-end mutual funds including ETFs and debt securities issued by the U.S. Government and its agencies and instrumentalities), without express prior written approval of GIP's President (or his or her authorized designate), which approval shall generally not be forthcoming in the absence of substantial justification for such acquisition (which justification may not be based solely on the investment merits of said security);

          (b) Access Persons and members of their immediate family are permitted to sell, trade or otherwise dispose of publicly-traded securities, whether acquired prior to or while acting as an employee or officer of GIP, only with the express, prior written permission of GIP's President (or his or her authorized designate);

          (c) Any acquisition, sale or other transaction in securities done pursuant to Sections (a) and/or (b) of this Section C.5 hereof may be subject to any and all reasonable restrictions imposed by GIP thereon, including (without limitation), blackout periods, approval windows, and the like. Such restrictions, if any, shall be imposed at the time that approval (if any) is granted for such transaction(s) hereunder;

          (d) Without limiting the generality of the foregoing, an Access Person must get prior approval from GIP's President before directly or indirectly acquiring beneficial ownership in an IPO or a privately placed security, provided, however, that privately-placed securities that are primarily related or otherwise closely appurtenant to social or recreational purposes (e.g., golf club memberships), are not subject to the prior approval provisions of this Code; and

          (e) For purposes of this Section C.5, the term "Immediate Family" includes spouses, as well as children of minority age, parents (including step-parents), grandparents, siblings and cousins, but only to the extent that such relative is living under the same roof as, or is otherwise receiving direct and substantial support from, the employee.

     6.  Restrictions on Board Service
         -----------------------------

          (a) Pre-approval is required for any employee to serve as a director of any publicly traded company or mutual fund.

          (b) Pre-approval is required for any employee to serve in any governmental position, whether elective or appointed in nature.

D. POLICIES AND PROCEDURES
   -----------------------

     1. Reporting of Securities and Securities Transactions.
        ----------------------------------------------------

          (a)  Reporting Requirements.  All Access Persons of GIP must submit to
               -----------------------
               the Review Officer (or his or her designee):

               (i) an initial report of securities which they, their families (including spouses, minor children and adults living in the same household), and trusts of which they are trustees or in which they have a beneficial interest, own, no later than 10 days after he or she becomes an Access Person;

               (ii) a report of every securities transaction in which they, their families (including spouses, minor children and adults living in the same household), and trusts of which they are trustees or in which they have a beneficial interest, have participated, no later than 10 days after the end of the calendar quarter in which the transactions to which the report relates were effected;

               (iii)an annual report of all securities in which they, their families (including spouses, minor children and adults living in the same household), and trusts of which they are trustees or in which they have a beneficial interest, own, no later than 10 days after the end of the calendar year in which the transactions to which the report relates were effected;

          (b) Brokerage Statements and Confirmations.
              ---------------------------------------

               (i) Reports required under this Section D.1(a) may be satisfied by the submission of brokerage account statements if available before the 10th day of the month in which they are due hereunder and if the statements contain, for every transaction effected within the period, the name of the security, the date of the transaction, the title and the number of shares, and the principal amount of each security involved; the nature of the transaction
                    (i.e., purchase, sale or other acquisition or disposition); the price at which the transaction was effected; and the name of the broker, dealer or bank with or through whom the transaction was effected.

               (ii) Copies of all brokerage account statements and confirmations must be sent to the Review Officer.

          (c)  Exempt Securities; Exempt Transactions. Exempt from the reporting
               ---------------------------------------
               requirements of this Section D.1(a) are:

               (i) Securities owned in, or purchases or sales effected in or through, any account over which the Access Person has no direct or indirect influence or control (i.e., assets managed by discretion by an independent third party);

               (ii) Direct obligations of the United States government;

               (iii)Holdings of, and purchases and sales of, open end mutual funds, other than funds for which GIP or any affiliate serves as investment adviser. A list of such excepted funds is attached hereto as Appendix B.

          (d)  Insider Trading Policies and Procedures.  To prevent the
               ----------------------------------------
               intentional or inadvertent dissemination of material, non-public information, and to restrict Access Persons from trading securities (or tipping others to trade on such securities) on the basis of such information, GIP has adopted the following policies and procedures:

               (i) Access to client portfolio holdings and trading information, including share prices and fund per share net asset values, shall be limited to those Firm employees whose job responsibilities require such access;

               (ii) Employees are prohibited from disseminating information regarding current client holdings, including but not limited to client trades and share prices, to: (X) other Firm employees; (Y) clients of the Firm; and (Z) other persons, whether or not related to the employee; provided, however, that dissemination of such information is not barred by this provision where it takes place in an employee's ordinary performance of his or her Firm duties AND said employee understands (or reasonably believes) that the recipient of said information will maintain its confidentiality;

               (iii)If and to the extent that any Firm employee becomes aware of information that constitutes or may constitute material, non-public information regarding an issuer of publicly-traded securities, such Employee shall promptly report the receipt of such information to the Firm's President and Review Officer, and shall refrain from using (or disseminating) said information to for or on behalf of him-or herself or any other person, including any client of the Firm, until the President or the Review Officer determines that such information can be used without violation of any applicable law, regulation, privilege or prohibition;

               (iv) If and to the extent that the Firm has or exercises
                    investment discretion over client accounts, the Firm shall restrict access to its buy lists, sell lists and other confidential information, if any, to those Firm employees who require access in order to perform their Firm duties and responsibilities; and

               (v) GIP's Review Officer (or a designated representative) will resolve issues of whether information received by an officer or employee of GIP is material and nonpublic and determine what action, if any, should be taken.

E. REVIEW AND ENFORCEMENT
   ----------------------
     1.   Supervisory Responsibility.  GIP has assigned the Review Officer the
          ---------------------------
          primary responsibility for the implementation and maintenance of GIP's Code and related trading policies and procedures.

     2.   Review Procedures. The Review Officer (or a designated representative)
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          will:

          (a)  review the trading activity reports filed by each GIP Access
               Person;

          (b)  review the trading activity of accounts managed by GIP;

          (c)  review trading activity in GIP's own account (if any);

          (d) review the Firm's processes restricting access to client information and other material information;

          (e) promptly investigate all reports of any possible violations of this Code; and

          (f) coordinate the review of such reports with other appropriate officers or employees of GIP.

    3. Reporting:
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          (a)  Duty to Inform.  All GIP employees are required to report a
               ---------------
               potential violation of this Code to the Review Officer if they have tangible and credible evidence of a violation by another employee or agent of GIP. If the violation appears to have been committed by the Review Officer, the employee should report the matter directly to Richard Gould.

          (b)  Violations.  Promptly upon learning of a potential violation of
               -----------
               this Code, the Review Officer (or a designated representative) will prepare a written report to management providing full details, which may include the name of particular securities involved; the date(s) he/she learned of the potential violation and began investigating; the accounts and individuals involved; actions taken as a result of the investigation, if any; and recommendations for further action.

     4.   Annual Review:  On an annual basis, the Review Officer (or a
          --------------
          designated representative) shall prepare a written report to the Board of GIP setting forth the following: a summary of existing procedures to detect and prevent violations of this Code; a summary of changes in procedures made in the last year; full details of any investigation since the last report (either internal or by a regulatory agency) of any suspected violations of this Code, the results of the investigation and a description of any changes in procedures prompted by any such investigation; an evaluation of the current procedures and a description of anticipated changes in procedures.

F. RECORDKEEPING
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    The Review Officer (or her designated representative) shall maintain the following records for a period of six years in a manner that allows them to be easily accessed and reviewed without undue difficulty:

          (a)  This Code of Ethics, as supplemented or amended from time to time

          (b) Each GIP employees' acknowledgement of receipt of the firm's Code of Ethics

          (c)  A record of all violations of this Code

          (d) A record of all actions (including sanctions) taken with respect to all such violations

          (e) All reports submitted by employees of GIP, including securities transactions reports and initial and annual holdings reports

G. DISCLOSURE
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     GIP's Form ADV shall be amended from time to time to describe this Code of
     Ethics and any and all amendments or supplements thereto

H. SANCTIONS
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     GIP views seriously any violation of its Code of Ethics. Disciplinary sanctions may be imposed on any employee committing a violation, including, but not necessarily limited to, censure, suspension, or termination of employment.

I. CERTIFICATIONS
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    1.  Upon employment, all Access Persons will be required to:

          (a) Provide to the Review Officer, or a designated representative, a completed Initial Holdings Form, listing all securities held by the employee and his or her Immediate Family as of the time of his or her employment;

          (b) Request brokers to direct duplicate copies of confirmations of all personal security transactions as well as copies of periodic statements for all securities accounts to the Review Officer or a designated representative; and

          (c) Certify that they have read and understand all provisions of this Code; and agree to abide by the terms of this Code.

    2.  Access Persons are required annually to:

          (a) Certify that they have read and understand all provisions of this Code and the Policy Statement; and

          (b) Certify that they have complied with Code in the course of the prior one year period; and

          (c)  Agree to comply with all provisions of this Code.

J. Further Information
   -------------------
   If any Access Person has any questions with regard to the applicability of the provisions of this Code, generally or with regard to any attachment referenced herein, (s)he should consult the Review Officer.

                                   APPENDIX A
                                   ----------
1.   WHAT IS MATERIAL INFORMATION?
     -----------------------------

     Information is "material" when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this is information whose disclosure will have a substantial effect on the price of a company's securities. No simple "bright line" test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry.

     Material information often relates to a company's results and operations including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

     Material information also may relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly, prepublication information regarding reports in the financial press also may be deemed material. For example, the Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about the WALL STREET JOURNAL'S Heard on the Street column.

2.  WHAT IS NONPUBLIC INFORMATION?
    ------------------------------

    Information is "public" when it has been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC or some other governmental agency, the Dow Jones "tape" or the WALL STREET JOURNAL or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

3.  CONTACTS WITH PUBLIC COMPANIES
    ------------------------------

    For GIP, contacts with public companies may come to represent an important part of our research efforts. Difficult legal issues arise, however, when, in the course of these contacts, a GIP employee or other person subject to this Policy Statement becomes aware of material, nonpublic information. This could happen, for example, if a company's Chief Financial Officer prematurely discloses quarterly results to an analyst or an investor relations representative makes a selective disclosure of adverse news to a handful of investors. In such situations, GIP must make a judgment as to its further contact. To protect yourself, your clients and the firm, you should contact the Review Officer immediately if you believe that you may have received material, nonpublic information.

                                APPENDIX B
                                ----------

Rockland Small Cap Growth Fund

                               CERTIFICATION
                               -------------

I certify that I have read and understood all provisions of this Code of Ethics and Trading Policies and Procedures; and I agree to abide by the terms of this Code of Ethics and Trading Policies and Procedures.

If I am a current employee, I hereby certify that I have complied with the Code of Ethics and Trading Policies and Procedures in the course of the prior one year period. I have requested brokers to direct duplicate copies of all confirms of all personal security transactions as well as copies of periodic statements for all securities accounts to the Review Officer.

If I am a new employee, I certify that I have provided the Review Officer a completed Initial Holdings Form listing all securities held by me and my Immediate Family as of the time of my employment. I have requested brokers to direct duplicate copies of all confirms of all personal security transactions as well as copies of periodic statements for all securities accounts to the Review Officer.

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Name (Print)                       (Date)

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Signature